EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Following is a list of the Registrant’s subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.

DOMESTIC - 100 percent

Corn Products Development, Inc. (Delaware)

Corn Products Sales Corporation (Delaware)

CP Ingredients LLC (Colorado)

Crystal Car Line, Inc. (Illinois)

Corn Products International of Argo, Inc. (Delaware)

Feed Products Limited (New Jersey)

GTC Oats, Inc. (Delaware)

The Chicago, Peoria and Western Railway Company (Illinois)

Cali Investment Corp. (Delaware)

Colombia Millers Ltd. (Delaware)

Hispano-American Company, Inc. (Delaware)

Inversiones Latinoamericanas S.A. (Delaware)

Bedford Construction Company (New Jersey)

Corn Products Puerto Rico Inc. (Delaware)

Corn Products Educational Foundation (Delaware)

FOREIGN - 100 percent

Argentina: Corn Products Southern Cone S.A. *

• Productos de Maíz, S.A.

• Corn Products Finance LLC (Delaware)

Brazil: Corn Products Brasil-Ingredientes Industriais Ltda. *

Canada: Canada Starch Company Inc. *

• Canada Starch Operating Company Inc.

• Casco Inc.

• Corn Products Canada Inc.

• Casco Sales Company Inc.

Chile: Corn Products Chile-Inducorn S.A.

Colombia: Industrias del Maíz S.A. - Corn Products Andina

Ecuador: Indumaiz del Ecuador S.A.

England and Wales: CP Ingredients Limited

Kenya: Corn Products Kenya Limited

Korea: Corn Products Korea, Inc.

Malaysia: Corn Products Malaysia Sdn. Bhd ..

Mexico: CPIngredientes, S.A. de C.V. *

• Arrendadora Gefemesa, S.A. de C.V.

• Bebidas y Algo Mas, S.A. de C.V.

Nigeria: Globe Ingredients Nigeria Limited *

Singapore: Corn Products Trading Co. Pte. Ltd.

Spain: Corn Products Espana, S.L. *

Thailand: Corn Products (Thailand) Co. Ltd.

Uruguay: Productos de Maiz Uruguay S.A.

Venezuela: Corn Products Venezuela, C.A.

* Subsidiaries of Corn Products Development, Inc.

OTHER

China: Shouguang Golden Far East Modified Starch Company, Ltd. — 51.0 percent

Pakistan: Rafhan Maize Products Co. Ltd. - 70.31 percent

Peru: Derivados del Maiz, S.A. — 95.0 percent

The Company also has other subsidiaries, which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.